Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment 1 to Registration Statement on Form S-1, of our report dated March 26, 2024 relating to the consolidated financial statements of Panbela Therapeutics, Inc. and its subsidiaries as of and for the years ended December 31, 2023 and 2022, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

August 16, 2024